Exhibit 99.1

FOR IMMEDIATE RELEASE

JANUARY 18, 2017

Investor Relations: Kate Walsh, Vice President of Investor Relations, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Public & Industry Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream to Host Conference Call on February 15 to Discuss Fourth Quarter, Full-Year 2016 Earnings and 2017 Guidance

2017 Guidance to be released on January 23 via press release and presentation

DALLAS, January 18 — The EnLink Midstream companies (EnLink), EnLink Midstream Partners, LP (NYSE: ENLK) and EnLink Midstream, LLC (NYSE: ENLC), will hold a conference call to discuss fourth quarter, full-year 2016 financial results and 2017 Guidance on Wednesday, February 15, at 9 a.m. Central time.  EnLink’s fourth quarter 2016 operations report and earnings press release will be posted to its website at www.EnLink.com after market close on February 14.

Fourth Quarter, Full-Year 2016 Results and 2017 Guidance Call Details

The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the conference call by navigating to http://dpregister.com/10098998 where they will receive their dial-in information upon completion of their preregistration. Interested parties can access an archived replay of the call on the Investors page of EnLink’s website at www.EnLink.com.

2017 Guidance Issuance Details

EnLink will issue 2017 guidance via a press release and related presentation on January 23, which will be available on the Investors page of www.EnLink.com.

About the EnLink Midstream Companies

EnLink provides integrated midstream services across natural gas, crude oil, condensate, and NGL commodities.  EnLink operates in several top U.S. basins and is strategically focused on the core growth areas of the Permian’s Midland and Delaware basins, Oklahoma’s Midcontinent, and Louisiana’s Gulf Coast. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC), the General Partner, and EnLink Midstream Partners, LP (NYSE: ENLK), the Master Limited Partnership. Visit www.EnLink.com for more information on how EnLink connects energy to life.

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